EXHIBIT 10.16.2

EXHIBIT F

Date:

RE: Put Notice Number
Dear Mr. Leighton,

This is to inform you that as of today, Seawright Holdings, Inc., a Delaware corporation (the "Company"), hereby elects to exercise its right pursuant to the Investment Agreement to require Dutchess Private Equities Fund, LP. to purchase shares of its common stock. The Company hereby certifies that:

The amount of this put is $_____________

The Pricing Period runs from  ________ until __________

The current number of shares issued and outstanding as of the Company are:

Regards,

Joel Sens
Chief Executive Officer Seawright Holdings, Inc.